Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

between

STILLWATER MINING COMPANY

AND

LAW DEBENTURE TRUST COMPANY OF NEW YORK,

as Trustee

Dated as of October 17, 2012

Supplemental to Indenture for Debt Securities

Dated as of November 29, 2010

1.75% Convertible Senior Notes due 2032

TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Scope of First Supplemental Indenture	2
Section 1.02.	Definitions	2
Section 1.03.	References to Interest	12

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.	Designation and Amount	12
Section 2.02.	Form of Notes	13
Section 2.03.	Payments of Interest and Defaulted Amounts	13
Section 2.04.	Exchange and Registration of Transfer of Notes; Depositary	15
Section 2.05.	Cancellation of Notes Paid, Converted, Etc.	15
Section 2.06.	Additional Notes; Repurchases	16
Section 2.07.	Ranking	16

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01.	Applicability of Article XII of the Base Indenture	17
Section 3.02.	Satisfaction and Discharge	17

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.	Payment of Principal and Interest	17
Section 4.02.	Maintenance of Office or Agency for Conversion	17
Section 4.03.	Appointments to Fill Vacancies in Trustee’s Office	18
Section 4.04.	Existence	18
Section 4.05.	Annual Reports	18
Section 4.06.	Stay, Extension and Usury Laws	19
Section 4.07.	Compliance Certificate; Statements as to Defaults	19
Section 4.08.	Further Instruments and Acts	19
Section 4.09.	Adjustments; Par Value of Common Stock	19

ARTICLE 5
PRESERVATION AND DISCLOSURE OF LISTS OF HOLDERS

Section 5.01.	Preservation and Disclosure of Lists	19

FIRST SUPPLEMENTAL INDENTURE dated as of October 17, 2012 between STILLWATER MINING COMPANY, a Delaware corporation, as issuer (the “Company”, as more fully set forth in Section 1.02) and LAW DEBENTURE TRUST COMPANY OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”, as more fully set forth in Section 1.01 of the Base Indenture), supplementing the Indenture for Debt Securities dated as of November 29, 2010 between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by this First Supplemental Indenture and from time to time with respect to the Notes, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 3.01 of the Base Indenture provides for the Company to issue one or more series of Securities thereunder, as set forth in a Company Order or one or more supplemental indentures, of which the Notes shall be one such series;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 1.75% Convertible Senior Notes due 2032 (the “Notes”), initially in an aggregate principal amount not to exceed $396,750,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Exercise Notice, the Form of Purchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this First Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized Authenticating Agent, as provided in the Indenture, the valid, binding and legal obligations of the Company, and this First Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Scope of First Supplemental Indenture. The changes, modifications and supplements to the Base Indenture affected by this First Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which shall, subject to Section 2.06, be limited to an aggregate principal amount not to exceed $396,750,000 Outstanding at any time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this First Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Base Indenture with respect to the Securities. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply.

Section 1.02. Definitions. The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of the Indenture shall have the respective meanings specified in this Section 1.02 and, to the extent applicable, shall supersede the definitions thereof in the Base Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. References to “Article,” “Exhibit,” “Section” and “Attachment” refer to Articles, Exhibits, Sections and Attachments, respectively, of or to this First Supplemental Indenture unless otherwise specified herein. All terms used in this First Supplemental Indenture and defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture. All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them therein.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.04.

“Additional Shares” shall have the meaning specified in Section 10.03(a).

“Applicable Conversion Rate” means, for any Conversion Period, the sum of the Daily Conversion Rate Fractions for each Trading Day in such Conversion Period.

“Base Conversion Price” means as of any date, $1,000, divided by the Base Conversion Rate as of such date, rounded to the nearest one-hundredth (1/100th) of a cent.

“Base Conversion Rate” shall mean, initially, 60.4961 shares of Common Stock (subject to adjustment as provided in Article 10).

“Base Indenture” shall have the meaning specified in the first paragraph of this First Supplemental Indenture.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 10.01(b)(i). The Trustee shall initially act as the Bid Solicitation Agent.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Cash Settlement” shall have the meaning specified in Section 10.02(a).

“Change in Control” shall be deemed to have occurred if any of the following occurs after the time after the Notes are originally issued:

(a) any “person” or “group” (each as defined below) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s Voting Stock or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors (disregarding, solely for purposes of this subparagraph (a), the word “either” and the phrase “or the executive or any other committee of that board duly authorized to act in respect hereof” in the definition of Board of Directors); provided that this clause (a) will not apply to a merger of the Company (x) with or into a wholly owned subsidiary of a corporation that, immediately following the transaction or series of transactions, has a class of common stock listed and traded on The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or their respective successors) if immediately following the transaction or series of transactions the holders of the Common Stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of such directors of such parent corporation and (y) pursuant to which the Common Stock will be converted into cash, securities or other property;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, cash, securities or other property or assets; (B) any binding share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, assignment, conveyance, transfer, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person; provided, however, that a transaction described in clause (A) or (B)

in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction will not be a “Change in Control” pursuant to this clause (b);

(c) the first day on which a majority of the members of the Board of Directors (disregarding, solely for purposes of this subparagraph (c), the word “either” and the phrase “or the executive or any other committee of that board duly authorized to act in respect hereof” in the definition of Board of Directors) are not Continuing Directors; or

(d) the Holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the Indenture).

However, notwithstanding the foregoing, any transaction described in clause (a) or (b) above will not constitute a “Change in Control” if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction consists of shares of common stock listed and traded on The New York Stock Exchange, The NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so listed and traded immediately following the transaction, and, as a result of the transaction, the Notes become convertible into such consideration, subject to the provisions of Section 10.02(a).

For purposes of this definition of “Change in Control,” (i) “person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision; (ii) a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date hereof; and (iii) “beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner.

“Clause A Distribution” shall have the meaning specified in Section 10.04(c).

“Clause B Distribution” shall have the meaning specified in Section 10.04(c).

“Clause C Distribution” shall have the meaning specified in Section 10.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded or, if the

Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group, Inc. or a similar organization. If the Common Stock is not so quoted, the “Closing Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Combination Settlement” shall have the meaning specified in Section 10.02(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this First Supplemental Indenture, subject to Section 10.07.

“Company” shall have the meaning specified in the first paragraph of this First Supplemental Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Company Notice” shall have the meaning specified in Section 11.01(a).

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date hereof; or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election. Solely for purposes of this definition, the word “either” and the phrase “or the executive or any other committee of that board duly authorized to act in respect hereof” in the definition of Board of Directors shall be disregarded.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 10.02(c).

“Conversion Obligation” shall have the meaning specified in Section 10.01(a).

“Conversion Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to the Maturity Conversion Period, the 20 consecutive Trading Day period beginning on, and including, the third Trading Day immediately succeeding such Conversion Date; (ii) subject to clause (iii), if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Section 12.03 and prior to the relevant Redemption Date, the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding such Redemption Date; and (iii) if the relevant Conversion Date occurs during the Maturity Conversion Period, the 20 consecutive Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“Daily Conversion Rate Cap” means, initially, (a) 1/20th, multiplied by (b) 90.7441 (subject to proportional adjustment on the same basis as the Base Conversion Rate as provided in Section 10.04).

“Daily Conversion Rate Fraction” means, for any Trading Day:

(a) if the Daily VWAP of the Common Stock for such Trading Day is less than or equal to the Base Conversion Price, the Base Conversion Rate, divided by 20; and

(b) if the Daily VWAP of the Common Stock for such Trading Day is greater than the Base Conversion Price, 1/20th of (i) the Base Conversion Rate, plus (ii) the product of (A) (1) the Daily VWAP of the Common Stock for such Trading Day, minus the Base Conversion Price, divided by (2) the Daily VWAP of the Common Stock for such Trading Day, and (B) the Incremental Share Factor.

In no event, however, will the Daily Conversion Rate Fraction for any Trading Day exceed the Daily Conversion Rate Cap. The Daily Conversion Rate Fraction is subject to adjustment as provided in Section 10.03.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the relevant Conversion Period, the product of (a) the Daily Conversion Rate Fraction for such Trading Day and (b) the Daily VWAP of the Common Stock for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any) per $1,000 principal amount of Notes, divided by 20.

“Daily Settlement Amount,” for each $1,000 aggregate principal amount of Notes validly surrendered for conversion, on each of the 20 consecutive Trading Days during the relevant Conversion Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP of the Common Stock for such Trading Day.

“Daily VWAP” of the Common Stock (or any security that is part of the Reference Property, if applicable), for any Trading Day, means the per share volume-weighted average price of the Common Stock (or such other security) on The New York Stock Exchange (or other principal exchange on which such security is then listed) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “SWC <Equity> AQR” (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of the Reference Property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day or, if such volume-weighted average price is unavailable (or the Reference Property is not a security), the market value of one share of the Common Stock (or other Reference Property) on such Trading Day as determined by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method (unless the Reference Property is not a security); provided that, in making a volume-weighted average price determination, the Board of Directors may rely conclusively on the determination of Daily VWAP for such Trading Day made by an independent nationally recognized securities dealer selected by the Board of Directors. The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside the regular trading session.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Repurchase Price on any Repurchase Date, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Note evidenced by a Global Security, the Person specified in Section 2.04(b) as the Depositary with respect to such Note, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 10.04(c).

“Effective Date” shall have the meaning specified in Section 10.03(c), except that, as used in Section 10.04, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination.

“Event of Default” shall have the meaning specified in Section 6.02.

“Ex-Dividend Date” when used with respect to any dividend or distribution, means the first date on which shares of the Common Stock trade, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such dividend or distribution, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiration Date” shall have the meaning specified in Section 10.04(e).

“Expiration Time” shall have the meaning specified in Section 10.04(e).

“First Supplemental Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Exercise Notice” shall mean the “Form of Fundamental Change Repurchase Exercise Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Repurchase Notice” shall mean the “Form of Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall mean the occurrence of a Change in Control or a Termination in Trading.

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 11.02(a).

“Fundamental Change Repurchase Exercise Notice” shall have the meaning specified in Section 11.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 11.02(a).

“Fundamental Change Repurchase Right Notice” shall have the meaning specified in Section 11.02(c).

“Incremental Share Factor” means, initially, 30.2481 (subject to proportional adjustment on the same basis as the Base Conversion Rate pursuant to clauses (a), (b), (c), (d) and (e) of Section 10.04).

“Indenture” shall have the meaning specified in the first paragraph of this First Supplemental Indenture.

“Interest Payment Date” means each April 15 and October 15 of each year, beginning on April 15, 2013.

“Make-Whole Adjustment Event” means the occurrence prior to October 15, 2019 of either (a) any transaction or event that constitutes a “Change in Control” pursuant to clauses (a) or (b) of the definition thereof (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (a) or the proviso in clause (b) in such definition) or (b) any Termination of Trading.

“Make-Whole Adjustment Event Period” shall have the meaning specified in Section 10.03(a).

“Market Disruption Event” means (a) a failure by the principal U.S. national or regional securities exchange or trading system on which the Common Stock is then listed or quoted to open for trading during its regular trading session or (b) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common

Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The New York Stock Exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such Scheduled Trading Day.

“Maturity Conversion Period” means the period beginning on, and including, the 25th Scheduled Trading Day immediately preceding the Maturity Date to, and including, the Business Day immediately preceding the Maturity Date.

“Maturity Date” means October 15, 2032. All references to “Maturity” in the Base Indenture shall, solely for purposes of the Notes, be deemed to be references to the Maturity Date.

“Measurement Period” shall have the meaning specified in Section 10.01(b)(i).

“Merger Event” shall have the meaning specified in Section 10.07(a).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this First Supplemental Indenture.

“Notice of Conversion” shall have the meaning specified in Section 10.02(b).

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“open of business” means 9:00 a.m. (New York City time).

“Optional Redemption” shall have the meaning specified in Section 12.02.

“Outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 7.01, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this First Supplemental Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 3.07 of the Base Indenture or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 3.07 of the Base Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article 10 and required to be cancelled pursuant to Section 2.05; and

(e) Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.06.

Solely for purposes of the Notes, references to “Outstanding” in the Base Indenture shall be deemed instead to be references to “Outstanding” (as such term is defined in this First Supplemental Indenture).

“Physical Settlement” shall have the meaning specified in Section 10.02(a).

“Place of Payment” shall have the meaning specified in the Base Indenture, which, with respect to the Notes, shall be the Borough of Manhattan, The City of New York.

“Prospectus Supplement” means the preliminary prospectus supplement dated October 11, 2012, as supplemented by the pricing term sheet dated October 11, 2012, in each case, relating to the offering and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise). Solely for purposes of the Notes, references to the “Record Date” in the Base Indenture shall be deemed instead to be references to the “Regular Record Date” (as such term is defined in this First Supplemental Indenture).

“Redemption Date” shall have the meaning specified in Section 12.02.

“Redemption Notice” shall have the meaning specified in Section 12.03(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Article 12, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will equal 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 10.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the April 1 or October 1 (whether or not such day is a Business Day) immediately preceding the applicable April 15 or October 15 Interest Payment Date, respectively.

“Repurchase Date” shall have the meaning specified in Section 11.01(a).

“Repurchase Expiration Time” shall have the meaning specified in Section 11.01(a)(i).

“Repurchase Notice” shall have the meaning specified in Section 11.01(a).

“Repurchase Price” shall have the meaning specified in Section 11.01(a).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on The New York Stock Exchange, or, if the Common Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange or trading system on which the Common Stock is then listed or quoted. If the Common Stock is not so listed or quoted, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” shall have the meaning specified in Section 10.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” shall have the meaning specified in Section 10.02(a)(iii).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 10.04(c).

“Spin-Off Valuation Period” shall have the meaning specified in Section 10.04(c).

“Stock Price” shall have the meaning specified in Section 10.03(c).

“Successor Company” shall have the meaning specified in Section 9.02(a).

“Tender Valuation Period” shall have the meaning specified in Section 10.04(e).

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange or trading system on which the Common Stock is then listed or quoted, and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or trading system (and if the Common Stock is not so listed or quoted, “Trading Day” means a Business Day). Notwithstanding the foregoing, for purposes of determining amounts due upon conversion of the Notes only, a “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common

Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange or trading system on which the Common Stock is then listed or quoted (and if the Common Stock is not so listed or quoted, “Trading Day” means a Business Day).

“Trading Price” of the Notes means, on any date of determination, the average of the secondary bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $2,000,000 aggregate principal amount of the Notes at approximately 3:30 p.m. (New York City time), on such determination date from three independent nationally recognized securities dealers the Company selects; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids will be used; provided further that if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid will be used. If on any date of determination the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 aggregate principal amount of the Notes from an independent nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of the Notes on such date of determination shall be deemed to be less than 97% of the product of the Closing Sale Price of the Common Stock on such date, and the Applicable Conversion Rate. If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to obtain such bids when required, then, in either case, the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 97% of the product of the Closing Sale Price of the Common Stock, and the Applicable Conversion Rate on each Trading Day of such failure.

“Trading Price Condition” shall have the meaning specified in Section 10.01(b)(i).

“Trigger Event” shall have the meaning specified in Section 10.04(c).

“Voting Stock” means any class or classes of Capital Stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

Section 1.03. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this First Supplemental Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.04. Unless the context requires otherwise, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “1.75% Convertible Senior Notes due 2032.” The aggregate principal amount of Notes that may be authenticated and delivered under this First Supplemental Indenture is initially limited to $396,750,000, subject to Section 2.06 of this First Supplemental Indenture and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.04, Section 10.02 and Section 11.04 of this First Supplemental Indenture and Section 3.04, Section 3.07 and Section 14.05 of the Base Indenture.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this First Supplemental Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Note evidenced by a Global Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this First Supplemental Indenture as may be required by the Security Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this First Supplemental Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Note evidenced by a Global Security shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted by the Indenture. Any endorsement of a Note evidenced by a Global Security to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Security Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture. Payment of principal (including the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, any Note evidenced by a Global Security shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Payments of Interest and Defaulted Amounts. (a) Each Note shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Security) is registered on the Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The Company shall pay interest (i) on any Notes evidenced by Individual Securities at the Corporate Trust Office or, at the Company’s option, by check mailed to the Holders of these Notes at their address as it appears in the Register (or, upon application by a Holder of more than $1,000,000 aggregate principal amount of Notes to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until such Holder notifies, in writing, the Registrar to the contrary) or (ii) on any Note evidenced by a Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Securities) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. Exchange and Registration of Transfer of Notes; Depositary. (a) Notwithstanding the provisions of Section 3.06 of the Base Indenture, none of the Company, the Trustee, the Registrar or any co-Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 11 or (iii) any Notes, or portion of any Note, selected for redemption in accordance with Article 12.

(b) The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Note evidenced by a Global Security. Initially, each Note evidenced by a Global Security shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

(c) Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.05.

(d) The Company or the Trustee may require a Holder to pay a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange in which the tax is due because the Holder requests that the Notes to be issued in such transfer or exchange be registered in a name other than the Holder’s name.

(e) Solely for purposes of the Notes, the words “, or (B) the Company executes and delivers to the Trustee and the Registrar an Officer’s Certificate stating that such Global Security shall be so exchangeable” in the first paragraph of Section 3.06(c)(i) in the Base Indenture are hereby deleted in their entirety.

(f) Section 3.06(g) of the Base Indenture shall not apply to the Notes.

(g) Section 3.06(c)(iii) of the Base Indenture shall not apply to the Notes.

Section 2.05. Cancellation of Notes Paid, Converted, Etc. (a) Section 3.09 of the Base Indenture shall not apply to the Notes. Instead, the cancellation provisions set forth in this Section 2.05 shall, with respect to the Notes, supersede in its entirety Section 3.09 of the Base

Indenture, and all references in the Base Indenture to Section 3.09 thereof and cancellation provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 2.05 and the cancellation provisions set forth in this Section 2.05.

(b) The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.06. Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen the Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. The Notes initially issued hereunder and any such additional Notes would be treated as a single class for all purposes under the Indenture and would vote together as one class on all matters with respect to the Notes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 16.01 of the Base Indenture, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company, its Subsidiaries, Affiliates, agents or dealers or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.05.

Section 2.07. Ranking. The obligations of the Company arising under or in connection with this Indenture and every outstanding Note issued under this Indenture from time to time constitute and shall constitute a general unsecured obligation of the Company, ranking equal in right of payment to all other existing and future senior unsecured and unsubordinated indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Applicability of Article XII of the Base Indenture. Article XII of the Base Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 3 shall, with respect to the Notes, supersede in its entirety Article XII of the Base Indenture, and all references in the Base Indenture to Article XII thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 3 and the satisfaction and discharge provisions set forth in this Article 3.

Section 3.02. Satisfaction and Discharge. This First Supplemental Indenture and the Base Indenture with respect to the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this First Supplemental Indenture and the Base Indenture with respect to the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 of the Base Indenture and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 6.03(e) of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Repurchase Date, any Fundamental Change Repurchase Date, any Redemption Date, upon conversion or otherwise, cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the Outstanding Notes and all other sums due and payable under the Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this First Supplemental Indenture have been complied with. Notwithstanding the satisfaction and discharge of this First Supplemental Indenture and the Base Indenture with respect to the Notes, the obligations of the Company to the Trustee under Section 11.01 of the Base Indenture shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Repurchase Price, Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency for Conversion. The Company will maintain in the Place of Payment an office or agency where the Notes may be surrendered for conversion (“Conversion Agent”). The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate as co-Registrars one or more other offices or agencies where the Notes may be surrendered for conversion and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for conversion. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Conversion Agent” includes any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, each shall be considered as one such office or agency of the Company for the aforesaid purposes.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.06 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Existence. Subject to Article 9, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.05. Annual Reports. (a) This Section 4.05 shall supersede Section 10.02 of the Base Indenture in its entirety, and all references in the Base Indenture to Section 10.02 thereof shall be deemed, solely for purposes of the Notes, to be references to this Section 4.05. The Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the SEC via the SEC’s EDGAR system (or any successor system thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.05(a) at the time such documents are filed via the EDGAR system (or any successor system thereto).

(b) Delivery of the reports and documents described in subsection (a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.06. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07. Compliance Certificate; Statements as to Defaults. (a) Sections 6.05 and 6.07 of the Base Indenture shall not apply to the Notes. The provisions set forth in this Section 4.07 shall, with respect to the Notes, supersede in their entirety Sections 6.05 and 6.07 of the Base Indenture. All references in the Base Indenture to Section 6.05 thereof shall, with respect to the Notes, be deemed to be references to this Section 4.07.

(b) The Company shall deliver to the Trustee (i) within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2012), a certificate from the principal executive officer, principal financial officer or principal accounting officer indicating whether the signer thereof knows of any Default that occurred during the previous year and is continuing and whether the Company, to such officer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and (ii) within 30 days after obtaining knowledge of the occurrence thereof, written notice of any event that has occurred and is continuing and that would constitute a Default under the Indenture, its status and what action the Company is taking or propose to take in respect thereof.

Section 4.08. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 4.09. Adjustments; Par Value of Common Stock. The Company shall not take any action that, after giving effect to any adjustment pursuant to Section 10.04 and Section 10.11 hereof, would result in the applicable conversion price (calculated as $1,000, divided by the Applicable Conversion Rate) for any Conversion Period at any time becoming less than the par value of one share of Common Stock.

ARTICLE 5

PRESERVATION AND DISCLOSURE OF LISTS OF HOLDERS

Section 5.01. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 10.03 of the Base Indenture or maintained by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 10.03 of the Base Indenture upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Applicability of Article VII of the Base Indenture. Article VII of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 6 shall, with respect to the Notes, supersede in their entirety Article VII of the Base Indenture, and all references in the Base Indenture to Article VII thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the provisions set forth in this Article 6, respectively.

Section 6.02. Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a) failure by the Company to pay the principal of any Note when due on the Maturity Date, upon Optional Redemption, upon any required repurchase of the Notes pursuant to Article 11, upon declaration of acceleration or otherwise;

(b) failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of any Note (including any Additional Shares) when due and such failure continues for a period of five Business Days;

(c) failure by the Company to pay any interest on any Note when due if such failure continues for 30 days;

(d) failure by the Company to timely provide a Fundamental Change Repurchase Right Notice in accordance with Section 11.02(c) or timely provide notice of a specified corporate event in accordance with Section 10.01(b)(ii) or Section 10.01(b)(iii) if such failure continues for a period of five Business Days;

(e) failure by the Company to comply with its obligations under Article 9;

(f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or the Indenture;

(g) any indebtedness for money borrowed by the Company or any Significant Subsidiary in an outstanding principal amount in excess of $10 million (or its foreign currency equivalent) is not paid at final maturity or is accelerated and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice as provided in this First Supplemental Indenture;

(h) failure by the Company or any Significant Subsidiary to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $10 million (or its foreign currency equivalent), if the judgments are not paid, discharged or stayed within 60 days;

(i) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 6.03. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding determined in accordance with Section 7.01, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Company occurs, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes plus one percent at such time) and amounts due to the Trustee pursuant to Section 11.01 of the Base

Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.10, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Repurchase Price on any Repurchase Date) of, or accrued and unpaid interest on, any Notes or (ii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.04. Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the TIA any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its obligations as set forth in Section 4.05(a) shall, for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.50% per annum of the aggregate principal amount of the Notes Outstanding to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which such Event of Default is cured or waived). Any such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. If such Event of Default is continuing on the 181st day after an Event of Default described in either clause (i) or clause (ii) above first occurs, the Notes will be subject to acceleration as provided in Section 6.03. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.04 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be subject to acceleration as provided in Section 6.03. The provisions of this Section 6.04 will not affect the rights of Holders in the event of the occurrence of any other Event of Default.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election on or before the close of business on the date on which such Event of Default occurs. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

Section 6.05. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (c) of Section 6.02 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes plus one percent at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 11.01 of the Base Indenture. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 11.01 of the Base Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 11.01 of the Base Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.10 or any rescission and annulment pursuant to Section 6.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.06. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 11.01 of the Base Indenture;

Second, in case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time plus one percent, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price, the Repurchase Price, the Redemption Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Repurchase Price, the Redemption Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Repurchase Price, the Redemption Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.07. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price, the Repurchase Price and the Redemption Price) or interest when due, or the right to convert Notes and receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee reasonable indemnity against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then Outstanding within such 60-day period pursuant to Section 6.10, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to convert its Notes or receive payment or delivery, as the case may be, of (x) the principal (including the Repurchase Price, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.08. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 6.09. Remedies Cumulative and Continuing. Except as provided in subsections (d) and (e) of Section 3.07 of the Base Indenture, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.07, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.10. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 7.01 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 7.01 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price, the Redemption Price or the Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of each Holder of an Outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.11. Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, notwithstanding Section 315(b) of the Trust Indenture Act and except in the case of a Default in the payment of the principal of (including the Repurchase Price, the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.12. Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time Outstanding determined in accordance with Section 7.01, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price and Repurchase Price with respect to the Notes being repurchased as provided in the Indenture or the Redemption Price with respect to the Notes being redeemed as provided in the Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 10.

ARTICLE 7

CONCERNING THE HOLDERS

Section 7.01. Company-Owned Notes Disregarded. Subject to Section 2.06, in determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under the Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary thereof shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 7.01 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 11.02 and Section 11.08 of the Base Indenture, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01. Applicability of Section 14.01 and Section 14.02(a) of the Base Indenture. Section 14.01 and Section 14.02(a) of the Base Indenture shall not apply to the Notes. References in the Base Indenture to any supplemental indenture authorized under Article XIV, Section 14.01 or Section 14.02, as the case may be, of the Base Indenture shall be deemed to include any supplemental indenture authorized under Article 8, Section 8.02 or Section 8.03, as the case may be, of this First Supplemental Indenture.

Section 8.02. Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an amendment or amendments or indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(b) to cure any manifest error;

(c) to cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder (and any amendment or supplement made solely to conform the provisions of the Indenture and the Notes to the description of the Indenture and the Notes contained in the “Description of the Notes” section of the Prospectus Supplement will be deemed not to adversely affect the rights of any Holder);

(d) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 9;

(e) to add guarantees with respect to the Notes;

(f) to secure the Notes;

(g) to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company; or

(h) to provide for a change in the right to convert the Notes in connection with any Merger Event pursuant to, and in accordance with, Section 10.07.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.02 may be executed by the Company and the Trustee without the consent of, or notice to, the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.03.

Section 8.03. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article VIII of the Base Indenture) of the Holders of at least a majority of the aggregate principal amount of the Notes then Outstanding (determined in accordance with Article VIII of the Base Indenture and Article 7 of this First Supplemental Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by a Board Resolution and the Trustee, at the Company’s expense, may from time to time and at any time enter into an amendment or amendments or indenture or indentures (and the Holders of a majority in aggregate principal amount of the Outstanding Notes may waive the Company’s compliance in any instance with any provision of this Indenture without notice to the other holders of Notes, except as described under Article 6 above and this Article 8) supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an Outstanding Note affected, no such amendment, supplemental indenture or waiver shall:

(a) extend the Maturity Date of, or the stated time for payment of interest on, any Note;

(b) reduce the principal amount (including the Redemption Price, the Fundamental Change Repurchase Price and the Repurchase Price on any Repurchase Date) of, or the rate of interest on, any Note;

(c) reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(d) change the currency of payment of principal of or interest on the Notes or change any Note’s Place of Payment to a place outside the continental United States;

(e) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Notes;

(f) modify the provisions of Article 11 in a manner adverse to Holders;

(g) adversely affect the rights of Holders to convert Notes;

(h) change the ranking of the Notes; or

(i) modify provisions with respect to modification, amendment or waiver (including waiver of Events of Default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder.

ARTICLE 9

CONSOLIDATION, MERGER, SALE, ASSIGNMENT, CONVEYANCE AND LEASE

Section 9.01. Applicability of Section 6.04 of the Base Indenture. Section 6.04 of the Base Indenture shall not apply to the Notes. The provisions set forth in this Article 9 shall, with respect to the Notes, supersede in their entirety Section 6.04 of the Base Indenture, and all references in the Base Indenture to Section 6.04 thereof shall, with respect to the Notes, be deemed to be references to this Article 9.

Section 9.02. Company May Consolidate, Etc. on Certain Terms. The Company shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any successor Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and the Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel pursuant to Section 9.04.

For purposes of this Section 9.02, the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety to another Person.

Section 9.03. Successor Corporation to Be Substituted. In case of any such consolidation, binding share exchange, merger, sale, assignment, conveyance, transfer, lease or other disposition and upon the assumption by the Successor Company (if not the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of the Company’s properties and assets substantially as an entirety, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, binding share exchange, merger, sale, assignment, conveyance, transfer or other disposition (but not in the case of a lease), upon compliance with this Article 9 the Person named as the “Company” in the first paragraph of the Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 9) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

In case of any such consolidation, binding share exchange, merger, sale, conveyance, assignment, transfer, lease or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 9.04. Opinion of Counsel to Be Given to Trustee. No consolidation, binding share exchange, merger, sale, conveyance, assignment, transfer, lease or other disposition shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such consolidation, binding share exchange, merger, sale, conveyance, assignment, transfer, lease or other disposition and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 9.

ARTICLE 10

CONVERSION OF NOTES

Section 10.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 10, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 10.01(b), at any time prior to the close of business on the Business Day immediately preceding the Maturity Date under the circumstances and during the periods set forth in Section 10.01(b), and (ii) irrespective of the conditions described in Section 10.01(b), during the period from, and including, July 15, 2019 to, but excluding, October 15, 2019, and during the period from, and including, July 15, 2032 to, but excluding, the Maturity Date, in each case, at the Applicable Conversion Rate per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 10.02, the “Conversion Obligation”).

(b) (i) If the Trading Price per $1,000 principal amount of the Notes on each Trading Day during any ten consecutive Trading Day period (the “Measurement Period”) was less than 97% of the product of the Closing Sale Price of the Common Stock on each such Trading Day, and the Applicable Conversion Rate (calculated, for purposes of this subsection (b)(i), as if the Daily VWAP for such Trading Day were the Daily VWAP for each Trading Day in the Conversion Period used to calculate the Applicable Conversion Rate) on each such Trading Day (the “Trading Price Condition”), a Holder may surrender Notes for conversion at any time during the following five Business Days. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this First Supplemental Indenture. The Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless a Holder provides the Company and the Bid Solicitation Agent with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes on any Trading Day would be less than 97% of the product of the Closing Sale Price of the Common Stock on such Trading Day, and the Applicable Conversion Rate (calculated as described above). At such time, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Notes beginning such Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 97% of the product of the Closing Sale Price of the Common Stock, and the Applicable Conversion Rate. Once the Trading Price Condition has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 97% of the product of the Closing Sale Price of the Common Stock, and the Applicable Conversion Rate (calculated as described above), the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If the Company does not instruct the Bid Solicitation Agent to obtain bids when required, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to obtain such bids when required, then, in either case, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 97% of the product of the Closing Sale Price of the Common Stock, and the Applicable Conversion Rate (calculated as described above) on each Trading Day of such failure.

(ii) If the Company elects to:

(A) issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of such issuance; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s property, assets, securities or rights, options or warrants to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Closing Sale Price of the Common Stock as of the Trading Day immediately preceding the announcement date of such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time. Holders may not exercise this right (and need not be given advance notice of the issuance or distribution) if they will participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in the issuance or distribution described above without having to convert their Notes as if they held a number of shares of Common Stock, for each $1,000 principal amount of their Notes, equal to the Applicable Conversion Rate (calculated as if the Daily VWAP for each Trading Day in the Conversion Period used to calculate the Applicable Conversion Rate were the Daily VWAP for the Trading Day immediately preceding the Ex-Dividend Date of such issuance or distribution).

(iii) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Adjustment Event occurs, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 11.02, or if the Company is a party to a consolidation, merger, binding share exchange, or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of its assets, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, the Notes may be surrendered for conversion at any time on or after the date that is 30 Scheduled Trading Days prior to the anticipated effective date of such transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 40 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company does not have knowledge of such transaction at least 30 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction; provided that in no event shall the Company be required to provide such notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) before the earlier of such time as the Company or its Affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such transaction or (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which the Common Stock is then listed the circumstances giving rise to such transaction. The Company shall use its commercially reasonable efforts to make such determination in time to deliver such notice no later than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction.

(iv) Holders may surrender Notes for conversion during any calendar quarter commencing after the calendar quarter ending on December 31, 2012 (and only during such calendar quarter), if the Closing Sale Price of the Common Stock, for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter, is greater than 135% of the Base Conversion Price on each such Trading Day. The Conversion Agent, on behalf of the Company, shall determine at the beginning of each calendar quarter commencing after December 31, 2012 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Company and the Trustee (if the Conversion Agent is other than the Trustee) if the Notes become convertible in accordance with this clause (iv).

(v) If the Company calls any or all of the Notes for redemption pursuant to Article 12, Holders may surrender their Notes for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert the Notes until the Redemption Price has been paid or duly provided for.

Section 10.02. Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 10.02, Section 10.03(b) and Section 10.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, plus cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 10.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, plus cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 10.02 (“Combination Settlement”), at its election, as set forth in this Section 10.02.

(i) All conversions for which the relevant Conversion Date occurs during the Maturity Conversion Period or occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date (the “Redemption Period”), shall be settled using the same Settlement Method.

(ii) Prior to the Maturity Conversion Period, except for any conversions for which the relevant Conversion Date occurs during the Redemption Period, the Company shall use the same Settlement Method for all conversions occurring on a given Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(iii) If, in respect of any Conversion Date that occurs other than during the Maturity Conversion Period or any Redemption Period, in respect of any Conversion Date that occurs during the Maturity Conversion Period or in respect of any Conversion Date that occurs during any Redemption Period, as the case may be, the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of Conversion Dates other than during the Maturity Conversion Period or any Redemption Period, in respect of Conversion Dates that occur during the Maturity Conversion Period or in respect of Conversion Dates that occur during any such Redemption Period, as the case may be, the Company, through the Trustee and the Conversion Agent (if other than the Trustee), shall deliver such Settlement Notice to converting Holders (x) in the case of Conversion Dates occurring during the Maturity Conversion Period, no later than the close of business on the 25th Scheduled Trading Day immediately preceding the Maturity Date, (y) in the case of Conversion Dates occurring during any Redemption Period, in the relevant Redemption Notice and (z) in all other cases, no later than the close of business on the second Business Day immediately following the related Conversion Date. If the Company does not elect a Settlement Method prior to the relevant deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Combination Settlement and the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation. Any Settlement Notice shall specify the relevant Settlement Method and, in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

(iv) The cash, shares of Common Stock or combination of cash and shares of Common Stock due upon any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the sum of the Daily Conversion Rate Fractions for each of the 20 consecutive Trading Days during the related Conversion Period;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Conversion Period; and

(C) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Conversion Period.

(v) The sum of the Daily Conversion Rate Fractions (if applicable), the Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last Trading Day of the Conversion Period. Promptly after such determination of the sum of the Daily Conversion Rate Fractions, the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and (if applicable) the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the sum of the Daily Conversion Rate Fractions, the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and (if applicable) the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 10.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Note evidenced by a Global Security, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.02(h) and (ii) in the case of a Note evidenced by an Individual Security (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 10 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Repurchase Notice or Fundamental Change Repurchase Exercise Notice to the Company in respect of such Notes and not validly withdrawn such Repurchase Notice or Fundamental Change Repurchase Exercise Notice in accordance with Section 11.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Subject to Section 10.03(b) and the last sentence of this Section 10.02(c), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the last Trading Day of the relevant Conversion Period. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation. Notwithstanding the foregoing, if, prior to the Conversion Date for any Notes surrendered for conversion, the Common Stock has been replaced by Reference Property that consists solely of cash pursuant to the provisions described under Section 10.07(a), the Company shall deliver the consideration due upon conversion on the third Trading Day immediately following the relevant Conversion Date (in which case the consideration due upon conversion shall be determined based on a Daily Conversion Rate Fraction calculated assuming that the Daily VWAP for each Trading Day in the applicable Conversion Period were equal to the per share amount of cash received by holders of the Common Stock in the relevant reclassification, recapitalization, change, consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition).

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 10.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 10.

(g) Upon the conversion of an interest in a Note evidenced by a Global Security, the Trustee, or the Security Custodian at the direction of the Trustee, shall make a notation on such Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion of a Note, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company shall not adjust the Base Conversion Rate to account for accrued and unpaid interest, except that the Company shall pay on the Maturity Date accrued and unpaid interest to Holders at the close of business on the Regular Record Date immediately preceding the Maturity Date regardless of whether such Holders convert their Notes. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, Holders of Notes as of the close of business on any Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on such Regular Record Date. Notes surrendered for conversion by a Holder after the close of business on any Regular Record Date but prior to the open of business on the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that will be payable on the Notes so converted; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (3) with respect to any Notes surrendered for conversion following the Regular Record Date immediately preceding October 15, 2019; (4) with respect to any Notes surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date; or (5) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note.

(i) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the last Trading Day of the related Conversion Period. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the Last Trading Day of the relevant Conversion Period. For each Note surrendered for conversion, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Conversion Rate Fractions, the aggregate Daily Settlement Amounts or the aggregate Daily Conversion Values, as the case may be, for each of the 20 Trading Days during the relevant Conversion Period and any fractional shares remaining after such computation shall be paid in cash.

Section 10.03. Adjustment to Daily Conversion Rate Fraction upon Conversion upon a Make-Whole Adjustment Event. (a) If a Holder elects to convert its Notes at any time from, and including, the Effective Date of a Make-Whole Adjustment Event to, and including, the Scheduled Trading Day immediately preceding the related Fundamental Change Repurchase Date (or if a Make-Whole Adjustment Event does not also constitute a Fundamental Change, the 35th Scheduled Trading Day immediately following the Effective Date of such Make-Whole Adjustment Event (such period, the “Make-Whole Adjustment Event Period”)), the Daily Conversion Rate Fraction for each Trading Day in the relevant Conversion Period will be increased by an additional number of shares of Common Stock (such shares, the “Additional Shares”) as described below. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the anticipated Effective Date of such Make Whole Adjustment Event as soon as practicable after the Company publicly discloses such anticipated Make Whole Adjustment Event (and shall make such notice available on its website). The Company shall also notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) as soon as practicable following the actual Effective Date of any Make-Whole Adjustment Event (and make such notice available on its website).

(b) Upon surrender of Notes for conversion during any Make-Whole Adjustment Event Period, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 10.02; provided, however, that if, at the Effective Time of a Make-Whole Adjustment Event described in clause (b) of the definition of Change in Control, the Reference Property following such Make-Whole Adjustment Event is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Adjustment Event, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Applicable Conversion Rate (including any adjustment to the Daily Conversion Rate Fraction for Additional Shares, and calculated assuming that the Daily VWAP for each Trading Day in the applicable Conversion Period were equal to such Stock Price), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the third Trading Day following the relevant Conversion Date.

(c) The number of Additional Shares by which the Daily Conversion Rate Fraction for each Trading Day in the relevant Conversion Period shall be increased for conversions during any Make-Whole Adjustment Event Period shall be determined by reference to the table below, based on the date on which the Make-Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Adjustment Event. If the holders of the Common Stock receive only cash in a Make-Whole Adjustment Event described in clause (b) of the definition of Change in Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Adjustment Event. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Base Conversion Rate that becomes effective, or any event requiring an adjustment to the Base Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Base Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Base Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Base Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner and at the same time as the Base Conversion Rate as set forth in Section 10.04.

(e) The following table sets forth the number of Additional Shares by which the Daily Conversion Rate Fraction for each Trading Day in the relevant Conversion Period will be increased pursuant to this Section 10.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$11.02	$12.00	$13.00	$14.00	$15.00	$16.53	$18.00	$20.00	$22.50	$25.00	$30.00	$40.00	$50.00	$75.00
October 17, 2012	1.5124	1.4039	1.3199	1.2571	1.2100	1.1599	1.0056	0.8427	0.6915	0.5792	0.4254	0.2577	0.1697	0.0679
October 15, 2013	1.5124	1.3726	1.2789	1.2093	1.1577	1.1038	0.9484	0.7861	0.6377	0.5293	0.3838	0.2295	0.1503	0.0596
October 15, 2014	1.5124	1.3339	1.2281	1.1503	1.0933	1.0349	0.8781	0.7170	0.5727	0.4694	0.3345	0.1969	0.1283	0.0504
October 15, 2015	1.5124	1.2862	1.1659	1.0782	1.0147	0.9514	0.7937	0.6349	0.4963	0.4001	0.2790	0.1617	0.1052	0.0412
October 15, 2016	1.5124	1.2309	1.0913	0.9903	0.9183	0.8486	0.6900	0.5348	0.4048	0.3183	0.2156	0.1234	0.0807	0.0316
October 15, 2017	1.5124	1.1623	0.9955	0.8757	0.7918	0.7141	0.5560	0.4080	0.2923	0.2213	0.1447	0.0834	0.0556	0.0219
October 15, 2018	1.5124	1.1419	0.8781	0.7232	0.6169	0.5248	0.3688	0.2384	0.1518	0.1080	0.0701	0.0431	0.0295	0.0116
October 15, 2019	1.5124	1.1419	0.8213	0.5466	0.3085	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $75.00 per share (subject to adjustment in the same manner as the Stock Prices in the column headings in the table above pursuant to subsection (d) above), no increase in the Daily Conversion Rate Fraction shall be made; and

(iii) if the Stock Price is less than $11.02 per share (subject to adjustment in the same manner as the Stock Prices in the column headings in the table above pursuant to subsection (d) above), no increase in the Daily Conversion Rate Fraction shall be made.

Notwithstanding the foregoing, in no event shall the Daily Conversion Rate Fraction for any Trading Day in the relevant Conversion Period exceed 4.5372 per $1,000 principal amount of Notes, subject to adjustment in the same manner, on a proportional basis, as the Base Conversion Rate pursuant to Section 10.04.

Section 10.04. Adjustment of Base Conversion Rate. The Base Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustment to the Base Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 10.04, without having to convert their Notes, as if they held a number of shares of Common Stock, for each $1,000 principal amount of their Notes, equal to the Applicable Conversion Rate (calculated as if the Daily VWAP of the Common Stock for each Trading Day in the Conversion Period used to calculate the Applicable Conversion Rate were the Daily VWAP of the Common Stock for the Trading Day immediately preceding the Effective Date or Ex-Dividend Date, as the case may be, of such transaction or event). Concurrently with any adjustment, readjustment, increase or decrease of the Base Conversion Rate pursuant to clauses (a) through (e) of this Section 10.04, the Daily Conversion Rate Cap and the Incremental Share Factor shall be proportionately adjusted, readjusted, increased or decreased, as the case may be, on the same basis as the Base Conversion Rate.

(a) If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company subdivides or combines the Common Stock, the Base Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such subdivision or combination of Common Stock, as the case may be;

CR'	=	the Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such subdivision or combination of Common Stock, as the case may be;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such subdivision or combination of Common Stock, as the case may be; and

OS'	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the Effective Date of such subdivision or combination of Common Stock, as the case may be, after giving effect to such issuance, subdivision or combination.

Any adjustment made under this Section 10.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share subdivision or combination of Common Stock, as the case may be. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Base Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of such issuance, the Base Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR'	=	the Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of such issuance.

Any increase made under this Section 10.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Base Conversion Rate shall be decreased to the Base Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Base Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such issuance, to the Base Conversion Rate that would then be in effect if the Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 10.04(b) and for purposes of Section 10.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share that is less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of such issuance, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company, rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock (excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 10.04(a) or Section 10.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.04(d), and (iii) Spin-Offs as to which an adjustment was effected pursuant to this Section 10.04(c)) (any of such shares of Capital Stock, evidences of indebtedness, other assets or property, rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Base Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR'	=	the Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 10.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Base Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Base Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Applicable Conversion Rate (calculated as if the Daily VWAP for each Trading Day in the Conversion Period used to calculate the Applicable Conversion Rate were the Daily VWAP for the Trading Day immediately preceding the Ex-Dividend Date for such distribution). If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 10.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 10.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Base Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CR'	=	the Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Closing Sale Price as set forth in Section 1.02 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Spin-Off Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Spin-Off Valuation Period.

The adjustment to the Base Conversion Rate under the preceding paragraph shall be made immediately after the close of business on the last Trading Day of the Spin-Off Valuation Period, but will be given effect as of the open of business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion of Notes, references within this portion of Section 10.04(c) related to “Spin-Offs” to 10 Trading Days shall be deemed to be replaced, for purposes of calculating the consideration due in respect of such conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Conversion Period. For purposes of determining the Base Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 10.04(c) related to “Spin-Offs” to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.

For purposes of this Section 10.04(c) (and subject in all respect to Section 10.11), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04(c) (and no adjustment to the Base Conversion Rate under this Section 10.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Base Conversion Rate shall be made under this Section 10.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Base Conversion Rate under this Section 10.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Base Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Base Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Base Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 10.04(a), Section 10.04(b) and this Section 10.04(c), any dividend or distribution to which this Section 10.04(c) is applicable that also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 10.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 10.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.04(c) is applicable (the “Clause C Distribution”) and any Base Conversion Rate adjustment required by this Section 10.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Base Conversion Rate adjustment required by Section 10.04(a) and Section 10.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 10.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 10.04(b).

(d) If the Company makes or pays any cash dividend or distribution to all or substantially all holders of the Common Stock (other than distributions described in Section 10.04(e)), the Base Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR'	=	the Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company pays or distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 10.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution described in this Section 10.04(d) is declared but not so paid or made, the Base Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase to the Base Conversion Rate, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Applicable Conversion Rate (calculated as if the Daily VWAP for each Trading Day in the Conversion Period used to calculate the Applicable Conversion Rate were the Daily VWAP for the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution).

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Base Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR'	=	the Base Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS'	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP'	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period (the “Tender Valuation Period”) commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Base Conversion Rate under this Section 10.04(e) shall be made immediately after the close of business on the last day of the Tender Valuation Period, but will be given effect at the open of business on the Trading Day next succeeding the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this Section 10.04(e) to 10 Trading Days shall be deemed to be replaced, for purposes of calculating the consideration due in respect of such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Conversion Period. For purposes of determining the Base Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 10.04(e) to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date.

(f) If:

(i) shares of Common Stock are deliverable in respect of a given Trading Day in the relevant Conversion Period;

(ii) any distribution or transaction described in clauses (a), (b), (c), (d) and (e) of this Section 10.04 has not yet resulted in an adjustment to the Base Conversion Rate on such Trading Day; and

(iii) the shares of Common Stock a Holder of Notes will receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related Record Date or otherwise), then the Company shall adjust the number of shares of Common Stock that it delivers to such Holder in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

(g) Notwithstanding this Section 10.04 or any other provision of the Indenture or the Notes, if an adjustment to the Base Conversion Rate becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes would be treated as the record holder of the shares of Common Stock based on an adjusted Base Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Base Conversion Rate adjustment provisions in this Section 10.04, the adjustment to the Base Conversion Rate relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h) Except as stated herein, the Company shall not adjust the Base Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.

(i) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 10.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed (1) the Company is permitted to increase the Base Conversion Rate, the Incremental Share Factor and/or the Daily Conversion Rate Cap by any amount for a period of at least 20 Business Days so long as the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the Company’s best interest and (2) the Company may (but is not required to) increase the Base Conversion Rate, the Incremental Share Factor and/or the Daily Conversion Rate Cap to avoid or diminish any income tax to holders of the Common Stock or rights to purchase shares of the Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar events. Whenever the Base Conversion Rate, the Incremental Share Factor or the Daily Conversion Rate Cap is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Register a notice of the increase prior to the date the increased Base Conversion Rate, Incremental Share Factor and/or Daily Conversion Rate Cap takes effect, and such notice shall state the increased Base Conversion Rate, Conversion Rate Cap and/or Incremental Share Factor and the period during which it will be in effect.

(j) Notwithstanding anything to the contrary in this Article 10, the Base Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) for a change solely in the par value of the Common Stock; or

(v) for accrued and unpaid interest, if any.

(k) All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share, and adjustments to the Base Conversion Price shall be made to the nearest one-hundredth (1/100th) of a cent. Notwithstanding anything in this Section 10.04 to the contrary, the Company shall not be required to adjust the Base Conversion Rate unless the adjustment would result in a change of at least 1% of the Base Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Base Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is greater than 1%, (i) upon any conversion of Notes (and on each Trading Day in the related Conversion Period) and (ii) upon any required repurchase of the Notes pursuant to Article 11.

(l) Whenever the Base Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Base Conversion Rate (and the proportionally adjusted Daily Conversion Rate Cap and Incremental Share Factor, if applicable) after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Base Conversion Rate, Daily Conversion Rate Cap (if applicable) or Incremental Share Factor (if applicable) and may assume without inquiry that the last Base Conversion Rate, the Daily Conversion Rate Cap (if applicable) and the Incremental Share Factor (if applicable), as the case may be, of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall make the relevant information contained in such Officer’s Certificate available on its website. Failure to do so shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 10.05. Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Conversion Rate Fractions or the Daily Settlement Amounts over a span of multiple days (including the Stock Price for purposes of a Make-Whole Adjustment Event or the calculation of average Closing Sale Prices for purposes of determining adjustments to the Base

Conversion Rate), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Base Conversion Rate that becomes effective, or any event requiring an adjustment to the Base Conversion Rate where the Ex-Dividend Date or Effective Date of the event occurs, at any time during the period when the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Conversion Rate Fractions or the Daily Settlement Amounts are to be calculated.

Section 10.06. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable).

Section 10.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the event of:

(i) any reclassification, recapitalization or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger or binding share exchange involving the Company or

(iii) any sale, assignment, conveyance, transfer, lease or other disposition to another Person of the property and assets of the Company as an entirety or substantially as an entirety or in each case, in which holders of the outstanding Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock (any such event, a “Merger Event”), then, at and after the effective time of the such Merger Event, Holders will be entitled thereafter to convert their Notes into the kind and amount of cash, securities or other property that a holder of one share of Common Stock would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 8.02(h) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 10.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 10.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of the Reference Property that a holder of one share of Common Stock would have received in such Merger Event. If the Notes become convertible into cash,

Reference Property or a combination thereof, the Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) (and make such notice available on the Company’s website). Throughout this Article 10, if Common Stock has been replaced by Reference Property as a result of any transaction described in this Section 10.07, references to Common Stock will be deemed to be references to a unit of Reference Property that a holder of one share of Common Stock would have been entitled to receive in such transaction.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible (subject to the Company’s right to elect Cash Settlement or Combination Settlement) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 10. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 11.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 10.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Register provided for in the Indenture, within 20 days after execution thereof. At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such notice shall be prepared by the Company. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 10.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 10.08. Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 10.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Base Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Base Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 10.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 11.02 and Section 11.08 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 10.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 10.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 10.01(b).

Section 10.10. Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Base Conversion Rate, the Incremental Share Factor, the Daily Conversion Rate Fraction or the Daily Conversion Rate Cap pursuant to Section 10.04, Section 10.07 or Section 10.11;

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 10.11. Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case, as may be provided by the terms of any such rights plan, as the same may be amended from time to time. However, if, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the Base Conversion Rate, the Incremental Share Factor and the Daily Conversion Rate Cap shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 10.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 11

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 11.01. Repurchase at Option of Holders.

(a) Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash on each of October 15, 2019, October 15, 2024, and October 15, 2029 (each, a “Repurchase Date”), all of such Holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, such Repurchase Date; provided that any such accrued and unpaid interest shall be paid not to the Holder submitting the Notes for repurchase on the relevant Repurchase Date but instead to the Holders of such Notes at the close of business on the Regular Record Date immediately preceding such Repurchase Date. On or before the 20th Business Day prior to each Repurchase Date, the Company shall provide a notice (the “Company Notice”) to the Trustee, to the Paying Agent and to each Holder at its address shown in the Register of the Registrar in accordance with Section 13.07 (and to beneficial owners as required by applicable law). The Company Notice shall include a form of Repurchase Notice to be completed by a holder and shall state:

(i) the last date on which a Holder may exercise its repurchase right pursuant to this Section 11.01 (the “Repurchase Expiration Time”);

(ii) the Repurchase Price;

(iii) the name and address of the Conversion Agent and Paying Agent;

(iv) that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted (if such Notes are convertible in accordance with the terms of the Indenture) only if the Holder withdraws the Repurchase Notice in accordance with the terms of the Indenture;

(v) that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and

(vi) the procedures a Holder must follow to exercise its repurchase rights under this Section 11.01 and a brief description of those rights.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Simultaneously with providing the Company Notice, the Company shall publish a notice containing the information included in the Company Notice on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.01.

Repurchases of Notes under this Section 11.01 shall be made, at the option of the Holder thereof, upon:

(A) delivery to the Paying Agent by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are evidenced by

Individual Securities, or in compliance with the Depositary’s procedures for surrendering interests in Notes evidenced by Global Securities, if the Notes are evidenced by Global Securities, in each case, during the period beginning at any time from the open of business on the date on which the Company mails or delivers to the Trustee, the Paying Agent and each Holder the Company Notice (or, if earlier, the 20th Business Day immediately preceding the relevant Repurchase Date) until the close of business on the Business Day immediately preceding the Repurchase Date; and

(B) delivery of the Notes, if the Notes are evidenced by Individual Securities, to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are evidenced by Global Securities, in compliance with the procedures of the Depositary, in each case, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor.

Each Repurchase Notice shall state:

(A) in the case of Notes evidenced by Individual Securities, the certificate numbers of the Notes to be delivered for repurchase;

(B) the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are evidenced by Global Securities, the Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 11.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

No Repurchase Notice with respect to any Notes may be surrendered by a Holder thereof if such Holder has also surrendered a Fundamental Change Repurchase Exercise Notice and not validly withdrawn such Fundamental Change Repurchase Exercise Notice in accordance with Section 11.03.

(b) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on any Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes evidenced by Individual Securities held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 11.02. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days (subject to extension if required by law) after the date on which the Fundamental Change Repurchase Right Notice is mailed to the Trustee and to each Holder at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 11 and shall not include any accrued and unpaid interest.

(b) Repurchases of Notes under this Section 11.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Exercise Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are evidenced by Individual Securities, or in compliance with the Depositary’s procedures for surrendering interests in Notes evidenced by Global Securities, if the Notes are evidenced by Global Securities, in each case, during the period beginning on, and including, the date the Company mails (or otherwise delivers) to the Trustee and each Holder the Fundamental Change Repurchase Right Notice (or, if earlier, the tenth Business Day immediately following the occurrence of the relevant Fundamental Change) and ending at the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are evidenced by Individual Securities, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Exercise Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are evidenced by Global Securities, in compliance with the procedures of the Depositary, in each case, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Exercise Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Notes evidenced by Individual Securities, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are evidenced by Global Securities, the Fundamental Change Repurchase Exercise Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Exercise Notice contemplated by this Section 11.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Exercise Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Exercise Notice or written notice of withdrawal thereof.

(c) On or before the 10th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Notes evidenced by Individual Securities, such notice shall be by first class mail or, in the case of Notes evidenced by Global Securities, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Repurchase Right Notice on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Repurchase Right Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Adjustment Event;

(iii) information about the Holders’ right to convert the Notes;

(iv) information about the Holders’ right to require the Company to repurchase the Notes pursuant to this Article 11.

(v) the last date on which a Holder may exercise the repurchase right pursuant to this Article 11;

(vi) the Fundamental Change Repurchase Price;

(vii) the Fundamental Change Repurchase Date;

(viii) the Base Conversion Rate and the Incremental Share Factor and any adjustments to the Daily Conversion Rate Fractions, the Base Conversion Rate and/or the Incremental Share Factor in accordance with Article 10;

(ix) the procedures required for exercise of the repurchase option upon the Fundamental Change;

(x) the name and address of the Paying Agent and the Conversion Agent; and

(xi) that the Notes with respect to which a Fundamental Change Repurchase Exercise Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Exercise Notice in accordance with the terms of the Indenture.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Repurchase Right Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes evidenced by Individual Securities held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Exercise Notice with respect thereto shall be deemed to have been withdrawn.

Section 11.03. Withdrawal of Repurchase Notice or Fundamental Change Repurchase Exercise Notice. (a) A Repurchase Notice or Fundamental Change Repurchase Exercise Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 11.03 at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) if Notes evidenced by Individual Securities have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Exercise Notice, as the case may be, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are evidenced by Global Securities, the notice must comply with appropriate procedures of the Depositary.

Section 11.04. Deposit of Repurchase Price or Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 6.03 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be) will be made on the later of (i) the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, (provided the Holder has satisfied the conditions in Section 11.01 or Section 11.02, as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 11.01 or Section 11.02, as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.

(b) If by 11:00 a.m. New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn, (i) such Notes will cease to be Outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than (x) the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, upon book-entry transfer or delivery of the Notes, (y) the right of the Holders as of the Regular Record Date immediately preceding the relevant Repurchase Date to receive the relevant interest payment and (z) if the Fundamental Change Repurchase Date falls after a Regular Record Date and on or before the Interest Payment Date to which such Regular Record Date relates, the right of the Holders as of such Regular Record Date to receive the relevant interest payment).

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 11.01 or Section 11.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 11.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent any such rules are applicable;

(b) file a Schedule TO or any successor or similar schedule; and

(c) otherwise comply with all applicable federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 11 to be exercised in the time and in the manner specified in this Article 11.

ARTICLE 12

OPTIONAL REDEMPTION

Section 12.01. Applicability of Articles IV and V of the Base Indenture. (a) Article IV of the Base Indenture shall not apply to the Notes. Instead, the redemption provisions set forth in this Article 12 shall, with respect to the Notes, supersede in its entirety Article IV of the Base Indenture, and all references in the Base Indenture to Article IV thereof and redemption provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 12 and the redemption provisions set forth in this Article 12.

(b) Article V of the Base Indenture shall not apply to the Notes.

Section 12.02. Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to October 20, 2019. The Company may fix a date for redemption (each, a “Redemption Date”) on or after October 20, 2019 and prior to the Maturity Date on which it shall redeem (an “Optional Redemption”) for cash all or part of the Notes at the Redemption Price.

Section 12.03. Notice of Optional Redemption; Selection of Notes. (a) In case the Company exercises its right to redeem all or, as the case may be, any part of the Notes pursuant to this Article 12, it shall fix a Redemption Date, and it or, at its written request received by the Trustee not less than 40 Business Days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such Optional Redemption (a “Redemption Notice”) not less than 30 nor more than 60 Business Days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Register; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day.

(b) The Redemption Notice, if mailed (or otherwise delivered) in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail (or otherwise) or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv) that Holders may surrender their Notes for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;

(v) the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Cash Amount, if applicable;

(vi) the Base Conversion Rate and Incremental Share Factor and any adjustments to the Daily Conversion Rate Fractions, the Base Conversion Rate and/or the Incremental Share Factor in accordance with Article 10;

(vii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(viii) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

Any Redemption Notice shall be irrevocable. If any of the Notes are evidenced by Global Securities, the Redemption Notice must comply with appropriate Depositary procedures.

(d) If fewer than all of the Outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of evidenced by a Global Security or the Notes evidenced by Individual Securities to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

(e) If any Note is redeemed in part only, then, upon surrender of such Note, the Company shall issue a new Note in principal amount equal to the unredeemed portion thereof.

Section 12.04. Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 12.03, the Notes shall become due and payable on the Redemption Date.

(b) Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.03 of the Base Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes.

The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 12.05. Restrictions on Redemption. Notwithstanding anything in this Article 12, no Notes may be redeemed by the Company on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes evidenced by Individual Securities held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Redemption Notice with respect thereto shall be deemed to have been withdrawn.

ARTICLE 13

MISCELLANEOUS PROVISIONS

Section 13.01. Applicability of Article XV of the Base Indenture. Article XV of the Base Indenture shall not apply to the Notes.

Section 13.02. Amendment to Section 6.06 of the Base Indenture. Solely for purposes of the Notes, Section 6.06 of the Base Indenture is hereby amended by inserting immediately after the word “Securities” in the third line thereof the words “(other than such covenants or conditions that may only be waived or consented to by each Holder of an Outstanding Note affected as described under Article 6 and Article 8 of the First Supplemental Indenture)”.

Section 13.03. Amendment to Section 3.07(b) of the Base Indenture. Solely for purposes of the Notes, Section 3.07(b) of the Base Indenture is hereby amended by deleting the words “or is about to become” in the first line thereof.

Section 13.04. Amendment to Section 11.01(j) of the Base Indenture. Solely for purposes of the Notes, Section 11.01(j) of the Base Indenture is hereby amended by inserting immediately after the word “indemnity” in the fourth line thereof the word “reasonably”.

Section 13.05. Provisions Binding on Company’s Successors. All covenants, and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 13.06. Official Acts by Successor Corporation. Any act or proceeding by any provision of this First Supplemental Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 13.07. Addresses for Notices, Etc. Any notice or demand authorized by this First Supplemental Indenture to be made upon, given or furnished to, or filed with, the Company, the Paying Agent, the Conversion Agent or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, delivered (including electronic delivery) or telefaxed to:

(a) the Company, at 1321 Discovery Drive, Billings, Montana 59102 Attention: Brent Wadman, Deputy General Counsel, Corporate Secretary, Facsimile No.: 406-321-8723 or at such other address or facsimile number as may have been furnished in writing to the Trustee by the Company; or

(b) the Paying Agent, the Conversion Agent or the Trustee, at the Corporate Trust Office of the Trustee.

Notices will be deemed to have been given on the date of such mailing, delivery or electronic delivery, as the case may be. Whenever a notice is required to be given by the Company, such notice may be given by the Trustee on behalf of the Company (and the Company shall make any notice it is required to give to Holders available promptly on the Company’s website). Any such notice, demand or other document shall be in the English language.

Section 13.08. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) Section 16.11 of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Section 13.08 shall, with respect to the Notes, supersede in its entirety Section 16.11 of the Base Indenture.

(b) THE INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(c) EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with the Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

(e) The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 13.09. Legal Holidays. Section 16.05 of the Base Indenture shall not apply to the Notes. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 13.10. No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.11. Benefits of Indenture. Nothing in this First Supplemental Indenture or in the Notes expressed and nothing that may be implied from any of the provisions of this First Supplemental Indenture or the Notes is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties to this First Supplemental Indenture and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this First Supplemental Indenture or the Notes or any covenant, condition, stipulation, promise or agreement thereof, and all covenants, conditions, stipulations, promises and agreements contained in this First Supplemental Indenture and the Notes shall be for the sole and exclusive benefit of the parties to this First Supplemental Indenture and their successors and of the Holders of the Notes.

Section 13.12. Table of Contents, Headings, Etc. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.13. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.14. Severability. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Prices and Daily VWAPs of the Common Stock, adjustments to the Base Conversion Rate and Daily Conversion Rate Fractions, accrued interest payable on the Notes, the Daily Conversion Values, the Daily Conversion Rate Fractions, the Daily Settlement Amounts, the Base Conversion Rate and the Base Conversion Price of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

STILLWATER MINING COMPANY

By:	/s/ Gregory A. Wing
	Name:	Gregory A. Wing
	Title:	Vice President and Chief Financial Officer

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Stillwater Mining Company

1.75% Convertible Senior Note due 2032

No. [ ]	[Initially][1] $[ ]

CUSIP No. 86074QAL6

STILLWATER MINING COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [        ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[        ]]5, which amount, taken together with the principal amounts of all other Outstanding Notes, shall not, unless permitted by the Indenture, exceed $396,750,000 in aggregate at any time), in accordance with the rules and procedures of the Depositary, on October 15, 2032, and interest thereon as set forth below.

This Note shall bear interest at the rate of 1.75% per year from October 17, 2012, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until October 15, 2032. Interest is payable semi-annually in arrears on each April 15 and October 15, commencing on April 15, 2013, to Holders of record at the close of business on the preceding April 1 and October 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 6.04 of the within-mentioned First Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 6.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the First Supplemental Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is evidenced by a Global Security, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes

[1]	Include if a Global Security.
[2]	Include if a Global Security.
[3]	Include if an Individual Security.
[4]	Include if a Global Security.
[5]	Include if an Individual Security.

that are evidenced by Global Securities) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized Authenticating Agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

STILLWATER MINING COMPANY

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Stillwater Mining Company

1.75% Convertible Senior Note due 2032

This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.75% Convertible Senior Notes due 2032 (the “Notes”), limited to the aggregate principal amount of $396,750,000 all issued or to be issued under and pursuant to a First Supplemental Indenture (the “First Supplemental Indenture”) dated as of October 17, 2012 between the Company and Law Debenture Trust Company of New York (the “Trustee”), which amends and supplements the Indenture for Debt Securities dated as of November 29, 2010 between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by the First Supplemental Indenture and from time to time with respect to the Notes, the “Indenture”). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Redemption Price, the Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to convert Notes validly surrendered by Holders for conversion in accordance with the Indenture or pay or deliver, as the case may be, the principal (including the Repurchase Price, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option in accordance with the terms and conditions specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Each Holder has the right, at such Holder’s option, to require the Company to repurchase for cash on each of October 15, 2019, October 15, 2024, and October 15, 2029 all of such Holder’s Notes, or any portion thereof (in principal amounts of $1,000 or integral multiples thereof), on each of such dates at a price equal to the Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Applicable Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Security Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

Stillwater Mining Company

1.75% Convertible Senior Notes due 2032

The initial principal amount of this Global Security is          DOLLARS ($[        ]). The following increases or decreases in this Global Security have been made:

Date of exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Security Custodian

[6]	Include if a Global Security.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

NOTICE OF CONVERSION

To: Stillwater Mining Company

The undersigned Holder of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, plus any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 10.02(d) and Section 10.02(e) of the First Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered Holder.

1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE EXERCISE NOTICE]

FUNDAMENTAL CHANGE REPURCHASE EXERCISE NOTICE

To: Stillwater Mining Company

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Stillwater Mining Company (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered Holder hereof in accordance with Section 11.02 of the First Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Notes evidenced by Individual Securities, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF REPURCHASE NOTICE]

REPURCHASE NOTICE

To: Stillwater Mining Company

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Stillwater Mining Company (the “Company”) regarding the right of Holders to elect to require the Company to repurchase on October 15, [2019][2024][2029] pursuant to Section 11.01 of the First Supplemental Indenture the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the applicable provisions of the Indenture referred to in this Note, at the Repurchase Price to the registered Holder hereof.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 4

[FORM OF ASSIGNMENT AND TRANSFER]

ASSIGNMENT AND TRANSFER

For value received                                                               hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                               attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1